UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(475) 238-6837

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2025, BioXcel Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser and the Purchaser agreed to buy in a registered direct offering (the “Offering”) (i) an aggregate of 188,383 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”) and accompanying warrants to purchase up to 188,383 shares of Common Stock at a combined offering price of $3.50 per Share and accompanying warrant, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,811,617 shares of Common Stock and accompanying warrants to purchase up to 3,811,617 shares of Common Stock, at a combined offering price of $3.499 per share underlying the Pre-Funded Warrants and accompanying warrant, which equals the offering price per Share and accompanying warrant less the $0.001 exercise price per share of the Pre-Funded Warrants, pursuant to an effective registration statement on Form S-3 (File No. 333-275261), including the base prospectus included therein, and prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on March 4, 2025. In the Offering, the Company also issued to the Purchaser warrants (the “Option Warrants”), to purchase up to 4,000,000 shares of Common Stock (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to 4,000,000 shares of Common Stock to the Purchaser. The pre-funded warrants and accompanying warrants issuable upon exercise of the Option Warrants will have substantially identical terms as the Pre-Funded Warrants and the accompanying warrants. The exercise price of the Option Warrants is $3.50 per underlying share of Common Stock and accompanying warrant to purchase one share of Common Stock, or $3.499 per underlying pre-funded warrant to purchase one share of Common Stock and accompanying warrant to purchase one share of Common Stock.

Rodman & Renshaw LLC (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with Offering. As compensation in connection with the Offering, the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds from the Offering, including any proceeds from the cash exercise of any warrants sold in the Offering.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the accompanying warrants, the Pre-Funded Warrants and the Option Warrants are qualified in their entirety by reference to the Purchase Agreement, the Form of accompanying warrant, the Form of Pre-Funded Warrant and the Form of Option Warrants, which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Honigman LLP relating to the validity of the shares of Common Stock, the accompanying warrants, the Pre-Funded Warrants and the Option Warrants is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Accompanying Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Option Warrant
5.1	Opinion of Honigman LLP
10.1	Securities Purchase Agreement dated as of March 3, 2025, between BioXcel Therapeutics, Inc. and each purchaser identified therein.
23.1	Consent of Honigman LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025	BIOXCEL THERAPEUTICS, INC.

	By:	/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer